Exhibit 99.1

CONTACT INFORMATION:

Investors and Media

David Schummers

Director of Investor Relations

408-548-6500

dschummers@kyphon.com

Kyphon Reports Fourth Quarter and Full Year 2004 Results

SUNNYVALE, Calif., February 7, 2005 - Kyphon Inc. (Nasdaq: KYPH) today announced net sales of $62.4 million for the fourth quarter of 2004, an increase of 57% over the $39.7 million in net sales reported in the fourth quarter of 2003. Earnings per fully-diluted share for the fourth quarter of 2004 increased by 75% to $0.14 from Non-GAAP earnings per fully-diluted share of $0.08 in the fourth quarter of 2003. Earnings per fully-diluted share for the fourth quarter of 2004 of $0.14 compares to GAAP earnings per fully-diluted share of $0.45 in the fourth quarter of 2003.

For 2004, the Company reported net sales of $213.4 million, an increase of 63% over the $131.0 million in net sales reported in 2003. Earnings per fully- diluted share for 2004 increased 138% to $0.50 from Non-GAAP earnings per fully- diluted share of $0.21 in 2003. Earnings per fully-diluted share for 2004 of $0.50 compares to GAAP earnings per fully-diluted share of $0.65 in 2003.

Fourth quarter 2003 and year 2003 GAAP net income included two non-recurring items, one relating to a one time tax benefit and the other relating to early lease termination costs in connection with the Company's facility move. A reconciliation of GAAP and Non-GAAP operating results is provided below.

"We are pleased with our performance during 2004, as increased procedural penetration delivered strong revenue growth for Kyphon," commented Richard Mott, President and Chief Executive Officer. "These results demonstrate the significant strides the Company made in 2004 in expanding the channel to the marketplace, introducing innovative new products, and increasing our global presence. In addition to achieving significant revenue growth, we improved our operating leverage performance, as operating income grew from 9.4% of net sales in 2003 to 16.1% of net sales in 2004. Kyphon also attained substantial milestones in the regulatory and reimbursement environments, including the FDA's clearance of our bone cement, the Center for Medicare and Medicaid Services issuance of an ICD-9 procedure code specifically for kyphoplasty, and obtaining governmental reimbursement approval in Germany."

Financial Outlook

For 2005, the Company is currently expecting net sales to be in the range of $280 million to $295 million and is targeting earnings per fully-diluted share to be in the range of $0.65 to $0.72, excluding the impact of stock option expensing pursuant to FASB statement 123R, which will be effective July 1, 2005. Expensing of stock options will reduce our reported earnings. International net sales are targeted to be approximately 13% to 14% of total 2005 net sales.

For the quarter ended March 31, 2005, the Company expects net sales to be approximately $64 to $65 million. International net sales are targeted to be approximately 11% to 12% of total net sales. Earnings per fully-diluted share for the first quarter are expected to be in the range of $0.13 to $0.14.

"I believe we are entering 2005 with significant momentum and are well positioned to grow our franchise in minimally invasive spinal fracture treatment," continued Mott. "To further this objective, in 2005 we intend to:

  build upon our established surgical sales business model through continued growth in our recognized, industry leading spine sales force, further invest in selling and marketing programs designed to raise awareness about kyphoplasty in the medical community, focus increased resources towards clinicians in their treatment of patients with cancer-induced spinal fractures, continue further geographic expansion into selected countries in Europe, Asia and Latin America, and pursue a substantial clinical trial program to further support the role of minimally invasive spinal fracture surgical therapy."

For 2004, including the three months ended December 31, 2004

  For the fourth quarter of 2004, domestic net sales increased 46% to $52.2 million from the $35.7 million in domestic net sales reported for the fourth quarter of 2003. Net sales outside the U.S. for the fourth quarter of 2004 increased 157% to $10.2 million from the $4.0 million reported for net sales outside the U.S. in the fourth quarter of 2003.
  For 2004, domestic net sales increased 58% to $187.5 million, from the domestic net sales of $118.4 million reported for 2003. Net sales outside the U.S. for 2004 grew 105% to $25.9 million, from the $12.6 million reported for net sales outside the U.S. in 2003.
  Net income for the fourth quarter of 2004 increased 71% to $6.1 million from Non-GAAP net income of $3.6 million in the fourth quarter of 2003. Net income for the fourth quarter of 2004 of $6.1 million compares to GAAP net income of $19.3 million in the fourth quarter of 2003.
  Net income for 2004 increased 149% to $21.7 million, from Non-GAAP net income of $8.7 million in 2003. Net income for 2004 of $21.7 million compares to GAAP net income of $27.3 million reported in 2003.

Selected Metrics as of December 31, 2004

Kyphon ended 2004 with approximately 168 surgical sales representatives and 59 primary care sales professionals in the U.S., up from 120 and 35, respectively, at the end of 2003. Internationally, the Company ended the year with approximately 60 sales professionals, an increase of 30 from the same period a year ago. These sales representatives work with the approximately 5,600 spine specialists worldwide who have been trained on the kyphoplasty procedure, including approximately 3,900 in the U.S. and 1,700 overseas. During 2004, the Company trained approximately 850 spine specialists in the U.S. to perform the kyphoplasty procedure, and trained approximately another 875 internationally.

Use of Non-GAAP Financial Measures

Kyphon uses Non-GAAP measures of net income and earnings per share, which are adjusted from its GAAP results to exclude certain non-recurring items (discussed below) and to enhance the user's overall understanding of the Company's current financial performance and its prospects for the future. Kyphon believes that these Non-GAAP measures provide useful information to both management and investors by excluding certain items that it believes are not indicative of its core operating results. The Non-GAAP measures are included to provide investors and management with an alternative method for assessing Kyphon's operating results in a manner that is focused on the performance of Kyphon's ongoing operations and to provide a more consistent basis for comparison between quarters.

Reconciliation of GAAP and Non-GAAP Operating Results

  Non-GAAP fourth quarter 2003 and 2003 net income excluded the favorable impact of a $14.5 million non-cash benefit resulting from the Company's release of its deferred tax valuation allowance. Prior to that quarter, Kyphon had not reported significant income tax expense because of available deferred tax assets, primarily consisting of net operating loss ("NOL") and tax credit carryforwards in its GAAP operating results. For financial reporting purposes, these deferred tax assets were fully reserved by a valuation allowance due to uncertainty surrounding the likelihood of their realization. Due to the Company's continued profitability over the preceding five quarters and a determination that realization of its deferred tax assets was now more likely than not, the deferred tax assets were recognized in the fourth quarter of 2003. In conjunction with recording the tax benefit, a corresponding one-time increase to net income of approximately $14.5 million was recorded in the fourth quarter 2003 GAAP results, resulting in a $14.0 million overall net income tax benefit for the year.
  Non-GAAP fourth quarter 2003 and 2003 results also excluded $1.2 million in early lease termination costs associated with Kyphon's facility move, which were included in the Company's General and Administrative costs on a GAAP basis.
  Non-GAAP fourth quarter 2003 and 2003 results assumed an approximate 40% tax rate.

A reconciliation of Kyphon's Non-GAAP income statement for the fourth quarter of 2003 and 2003 is as follows (in thousands, except per share amounts):

                                                       Three Months Ended      Year Ended
                                                         December 31,          December 31,
                                                     --------------------  --------------------
                                                       2004       2003       2004       2003
                                                     ---------  ---------  ---------  ---------
GAAP net income                                     $   6,069  $  19,250  $  21,717  $  27,323
Adjustment to reflect add  back of
    early lease termination costs included in
    general and administrative expenses                    --      1,200         --      1,200
Adjustment to reflect exclusion of
    non-cash benefit related to release
    of deferred tax valuation allowance                    --    (14,500)        --    (14,000)
Adjustment to include 40% tax provision                    --     (2,400)        --     (5,800)
                                                     ---------  ---------  ---------  ---------
Non-GAAP net income                                 $   6,069  $   3,550  $  21,717  $   8,723
                                                     =========  =========  =========  =========

Non-GAAP net income per share:
    Basic                                           $    0.15  $    0.09  $    0.54  $    0.23
                                                     =========  =========  =========  =========
    Diluted                                         $    0.14  $    0.08  $    0.50  $    0.21
                                                     =========  =========  =========  =========
Weighted-average shares outstanding:
    Basic                                              41,147     39,298     40,449     38,433
                                                     =========  =========  =========  =========
    Diluted                                            43,938     43,082     43,670     42,090
                                                     =========  =========  =========  =========

Earnings Call Information

Kyphon will host a conference call today at 2:00 p.m. Pacific Standard Time to discuss its fourth quarter and year 2004 results. A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.kyphon.com. The call will be archived on this site for one month. An audio replay of the call will also be available beginning from 5:00 p.m. Pacific Standard Time on Monday, February 7, 2005, until 12:00 a.m. Pacific Standard Time on Sunday, February 27, 2005. To access the replay, dial (888) 203-1112 (U.S.) or (719) 457-0820 (International) and enter the confirmation number 6545550.

About Kyphon

Kyphon develops and markets medical devices designed to restore spinal function using minimally invasive technology. The Company's products are used in Balloon Kyphoplasty, a minimally invasive procedure to treat spinal fractures caused by osteoporosis and cancer. For more information, visit the Company's website at http://www.kyphon.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward looking statements include, but are not limited to, those that use words such as "believes," "expects," "anticipates," "targets," "intends," "plans," "projects," and words of similar effect, and specifically include the Company's future financial projections and anticipated business direction and performance. Forward-looking statements are based on management's current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein.  Factors that could affect actual results include actual order and shipment rate of the Company's KyphX instruments, the rate of acceptance and education of primary care physicians and spine surgeons in the use of the Company's KyphX instruments as an alternative to conventional spine fracture treatements and pain management therapies, risks and uncertainties related to the timing and results of clinical trials and competition in our markets. Further information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Operating Results," of Kyphon's quarterly report on Form 10-Q for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission on November 11, 2004. Kyphon undertakes no obligation to release publicly any revisions to any forward- looking statements contained herein to reflect events or circumstances after the date hereof.

Kyphon and KyphX are registered trademarks of Kyphon Inc.

KYPHON INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited; in thousands, except per share amounts)

                                                              Three Months Ended      Year Ended
                                                                December 31,            December 31,
                                                            ----------------------  ----------------------
                                                               2004        2003        2004        2003
                                                            ----------  ----------  ----------  ----------
U.S. net sales                                             $   52,212  $   35,691  $  187,526  $  118,422
International net sales                                        10,213       3,974      25,888      12,606
                                                            ----------  ----------  ----------  ----------
Net sales                                                      62,425      39,665     213,414     131,028
Cost of goods sold                                              7,570       4,903      24,734      16,794
                                                            ----------  ----------  ----------  ----------
Gross profit                                                   54,855      34,762     188,680     114,234
                                                            ----------  ----------  ----------  ----------
Operating expenses:
    Research and development                                    6,966       4,005      22,043      15,237
    Sales and marketing                                        30,856      20,407     104,299      68,676
    General and administrative                                  8,011       5,814      27,971      17,348
    Purchased in-process research and development                  --          --          --         636
                                                            ----------  ----------  ----------  ----------
        Total operating expenses                               45,833      30,226     154,313     101,897
                                                            ----------  ----------  ----------  ----------
Income from operations                                          9,022       4,536      34,367      12,337
Interest income and other, net                                    447         214       1,250         986
                                                            ----------  ----------  ----------  ----------
Net income before income taxes                                  9,469       4,750      35,617      13,323
Provision (benefit) for income taxes                            3,400     (14,500)     13,900     (14,000)
                                                            ----------  ----------  ----------  ----------
Net income                                                 $    6,069  $   19,250  $   21,717  $   27,323
                                                            ==========  ==========  ==========  ==========
Net income per share:
    Basic                                                  $     0.15  $     0.49  $     0.54  $     0.71
                                                            ==========  ==========  ==========  ==========
    Diluted                                                $     0.14  $     0.45  $     0.50  $     0.65
                                                            ==========  ==========  ==========  ==========
Weighted-average shares outstanding:
    Basic                                                      41,147      39,298      40,449      38,433
                                                            ==========  ==========  ==========  ==========
    Diluted                                                    43,938      43,082      43,670      42,090
                                                            ==========  ==========  ==========  ==========

KYPHON INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

                                                       December 31,   December 31,
                                                           2004          2003
                                                       ------------  ------------
Assets
Current assets:
    Cash and cash equivalents                         $     87,236  $     57,494
    Investments                                             24,421        13,456
    Accounts receivable, net                                42,347        24,632
    Inventories                                             11,457         6,239
    Prepaid expenses and other current assets                4,521         3,810
    Deferred tax assets                                     13,537         1,163
                                                       ------------  ------------
        Total current assets                               183,519       106,794
Investments                                                  4,142        14,529
Property and equipment, net                                  9,823         6,044
Goodwill and other intangible assets, net                    5,039         4,722
Deferred tax assets                                          4,009        20,462
Other assets                                                 3,952         1,929
                                                       ------------  ------------
        Total assets                                  $    210,484  $    154,480
                                                       ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                  $      5,544  $      5,531
    Accrued liabilities                                     24,049        14,699
                                                       ------------  ------------
        Total current liabilities                           29,593        20,230
Deferred rent and other                                      1,256            --
                                                       ------------  ------------
        Total liabilities                                   30,849        20,230
                                                       ------------  ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, $0.001 par value per share                    41            39
    Additional paid-in capital                             189,410       171,359
    Treasury stock, at cost                                   (201)         (201)
    Deferred stock-based compensation, net                  (2,113)       (6,435)
    Accumulated other comprehensive income                   3,489         2,196
    Accumulated deficit                                    (10,991)      (32,708)
                                                       ------------  ------------
        Total stockholders' equity                         179,635       134,250
                                                       ------------  ------------
        Total liabilities and stockholders' equity    $    210,484  $    154,480
                                                       ============  ============